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                                                                      Exhibit 11

STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
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(Amounts in thousands except per share data)

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

                                                                               For the Quarter Ended June 30,
                                                                                2001                    2000
                                                                    -----------------------     ----------------------
Numerator:
 Net income available to common shareholders                                        $19,160                    $17,997
 Less adjustment for gain (loss) on sales of investments in
  rental properties available to common shareholders                                      -                          -
                                                                    -----------------------     ----------------------
Numerator for basic earnings per share-income from continuing
 operations available to common shareholders                                         19,160                     17,997

Effect of dilutive securities:
 Minority interest in income convertible into common shares                             884                      1,285
                                                                    -----------------------     ----------------------
Numerator for diluted earnings per share                                            $20,044                    $19,282
                                                                    =======================     ======================

Denominator:
 Denominator for basic earnings per share - weighted average
  shares                                                                             46,430                     44,780
 Effect of dilutive securities:
  Weighted average convertible operating company units                                1,900                      3,010
  Stock options                                                                         350                        420
                                                                    -----------------------     ----------------------
 Dilutive potential common shares                                                     2,250                      3,430
                                                                    -----------------------     ----------------------
 Denominator for diluted earnings per share-adjusted for
  weighted average shares and assumed conversion                                     48,680                     48,210
                                                                    =======================     ======================
 Basic earnings per share                                                           $  0.41                    $  0.40
                                                                    =======================     ======================
 Diluted earnings per share                                                         $  0.41                    $  0.40
                                                                    =======================     ======================

                                                                               For the Six Months Ended June 30,
                                                                                2001                    2000
                                                                    -----------------------     ----------------------
Numerator:
 Net income available to common shareholders                                        $36,820                    $37,192
 Less adjustment for gain (loss) on sales of investments in
  rental properties available to common shareholders                                      -                          -
                                                                    -----------------------     ----------------------
Numerator for basic earnings per share-income from continuing
 operations available to common shareholders                                         36,820                     37,192

Effect of dilutive securities:
 Minority interest in income convertible into common shares                           1,768                      2,571
                                                                    -----------------------     ----------------------
Numerator for diluted earnings per share                                            $38,588                    $39,763
                                                                    =======================     ======================

Denominator:
 Denominator for basic earnings per share - weighted average
  shares                                                                             46,320                     44,750
 Effect of dilutive securities:
  Weighted average convertible operating company units                                1,960                      3,020
  Stock options                                                                         400                        230
                                                                    -----------------------     ----------------------
 Dilutive potential common shares                                                     2,360                      3,250
                                                                    -----------------------     ----------------------
 Denominator for diluted earnings per share-adjusted for
  weighted average shares and assumed conversion                                     48,680                     48,000
                                                                    =======================     ======================
 Basic earnings per share                                                           $  0.79                    $  0.83
                                                                    =======================     ======================
 Diluted earnings per share                                                         $  0.79                    $  0.83
                                                                    =======================     ======================
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